UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2011

Sunoco, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1818 Market Street, Suite 1500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 20, 2011, Sunoco, Inc. (the “Company”) entered into the Underwriting Agreement by and among the Company, SunCoke Energy Inc. (“SunCoke), Credit Suisse AG, Cayman Islands Branch (“the Debt Exchange Party”), Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Inc. as representatives of the several underwriters named therein (the “Underwriting Agreement”), in connection with the initial public offering of up to 13,340,000 shares of common stock, par value $0.01 per share (the “Shares”) of SunCoke, which includes 1,740,000 Shares allocated to the underwriters’ over-allotment option (the “Offering”). SunCoke is currently a wholly owned subsidiary of the Company. Following the completion of the Offering, the Company is expected to own approximately 80.9 percent of SunCoke. In connection with the Offering, the Company will exchange the Shares for certain outstanding indebtedness of the Company held by the Debt Exchange Party. Pursuant to the Underwriting Agreement, the Debt Exchange Party agrees to sell the Shares to the underwriters. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Separation and Distribution Agreement

On July 18, 2011, the Company entered into a Separation and Distribution Agreement with SunCoke. The Separation and Distribution Agreement sets forth certain agreements governing the relationship between the Company and SunCoke, including agreements between the Company and SunCoke regarding the principal corporate transactions required to effect (1) the previously announced separation (the “Separation”) of the SunCoke business from the remainder of the Company; (2) the Offering; and (3) the distribution to the Company’s shareholders of SunCoke shares held by the Company following the Offering. The foregoing description of the Separation and Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation and Distribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 20, 2011, by and among Sunoco, Inc., SunCoke Energy, Inc., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Inc., as representatives of the several underwriters named therein

10.1	Separation and Distribution Agreement, dated as of July 18, 2011, by and between Sunoco, Inc. and SunCoke Energy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.

Date: July 22, 2011	/s/ Joseph P. Krott
Name: Joseph P. Krott
Title: Comptroller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 20, 2011, by and among Sunoco, Inc., SunCoke Energy, Inc., Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Goldman Sachs & Co., and Merrill Lynch, Pierce, Fenner & Smith Inc., as representatives of the several underwriters named therein

10.1	Separation and Distribution Agreement, dated as of July 18, 2011, by and between Sunoco, Inc. and SunCoke Energy